Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report  dated March 15, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Flamel Technologies S.A.'s Annual Report on Form 10-K for the year ended December 31, 2015.

Lyon, France,

September 30, 2016

PricewaterhouseCoopers Audit
Represented by
/s/ Frédéric Charcosset
Frédéric Charcosset